Exhibit 99.2

Juniper Networks, Inc.

1194 North Mathilda Avenue

Sunnyvale, CA 94089

February 20, 2014

Elliott Associates, L.P.

Elliott International, L.P.

40 West 57th Street

New York, NY 10019

Attention: Jesse A. Cohn

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Juniper Networks, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), and Elliott International, L.P., a Cayman Islands limited partnership (together with Elliott Associates, the “Investors”), with respect to the matters set forth below.

1.	The Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”) has recommended that the Board nominate, and the Board has agreed to, and will, nominate, each of Kevin DeNuccio and Gary Daichendt (each, a “New Independent Director”) for election as directors of the Company at the 2014 Annual Meeting of Stockholders of the Company (the “2014 Annual Meeting”). In addition to the New Independent Directors, the Board shall also nominate not more than seven (7) incumbent directors for re-election at the 2014 Annual Meeting (such incumbent directors, together with the New Independent Directors, the “Company Nominees”). The Company and the Investors agree that if any New Independent Director is unable for any reason to serve as a director, the Board shall select another candidate from among the candidates discussed by the parties who qualifies as “independent” under the applicable independence requirements applicable to the Company under law, stock exchange rules and the Company’s corporate governance guidelines and policies. During the Restricted Period (as defined below), the size of the Board shall not exceed twelve (12) directors.

2.	In connection with the 2014 Annual Meeting, (i) the Company will recommend that the Company’s stockholders vote in favor of the election of each of the Company Nominees, solicit proxies for each of the Company Nominees, and cause all Voting Securities represented by proxies granted to it (or any of its officers, directors or representatives) in favor of each of the Company Nominees and (ii) the Investors will vote or cause to be voted all Voting Securities beneficially owned by them on the record date for the 2014 Annual Meeting in favor of each of the Company Nominees. The Company agrees that the 2014 Annual Meeting will be held no later than May 30, 2014.

3.	The Company has prepared a press release relating to its Integrated Operating Plan and certain other matters (the “Company Press Release”), a copy of which is attached as Exhibit

A. On or prior to 2:30 p.m., Pacific time, on February 20, 2014, the Company plans to issue the Company Press Release. Neither of the Investors nor any of their Affiliates or Associates shall make any public statement regarding the subject matter of this Agreement or the matters set forth in Exhibit A prior to the issuance of the Company Press Release. Other than the statement by the Investors included in the Company Press Release and the filing of an amendment to the Schedule 13D previously filed by the Investors attaching this Agreement as an exhibit to the Schedule 13D, neither of the Investors nor any of their Affiliates or Associates shall make any public statement regarding the subject matter of this Agreement in connection with the initial announcement of such matters, if such public statement would be inconsistent with the content of the Company Press Release; provided, that, for the avoidance of doubt, subject to compliance with paragraph 7, this provision will not restrict any statement of the Investors, or of their Affiliates or Associates, from and after the tenth (10th) business day following the issuance of the Company Press Release.

4.	Notwithstanding anything to the contrary herein, in the event that the Company has not issued the Company Press Release in the form attached as Exhibit A by 2:30 p.m., Pacific time, on February 20, 2014, then (i) the Investors and their Affiliates shall be permitted to submit a notice of nomination and stockholder proposals to the Company in connection with the 2014 Annual Meeting and (ii) the Company will accept such submission by email at any time prior to 2:00 p.m., Pacific time, on February 26, 2014. If the Investors or their Affiliates file a notice of nomination and stockholder proposals as contemplated by this paragraph 4, and such notice otherwise complies in all material respects with the requirements of the Company’s bylaws, if requested in writing by the Investors, the Company will take such actions as are necessary for such notification of nomination and stockholder proposals to be effective (i.e., to permit the nominations and proposals set forth therein to be made at the 2014 Annual Meeting) notwithstanding any timing or form of submission requirements set forth in the Company’s bylaws.

5.	From the date of this Agreement to the Expiration Date (the “Restricted Period”), none of the Investors shall, and each Investor shall cause its respective Affiliates and Associates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly (in each case except as expressly permitted by this Agreement):

(a) engage in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;

(b) form or join or in any way participate in any a “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Voting Securities, other than solely with other Affiliates of one or both of the Investors with respect to Voting Securities now or hereafter owned by them;

(c) acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets, or rights or options to acquire any Voting Securities or assets, of the Company or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, in the case of Voting Securities if such acquisition or transaction would result in the Investors having beneficial ownership of more than 9.99% of the voting power of the Voting Securities or economic exposure to more than 14.99% of the Voting Securities;

(d) make or in any way participate as an offerer (as such term is defined in Schedule TO under the Exchange Act), directly or indirectly, in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or its securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Investors from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other shareholders of the Company, or from participating in any such transaction that has been approved by the Board); or make, directly or indirectly, any public proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth above in this paragraph;

(e) enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of one or both of the Investors, with respect to Voting Securities now or hereafter owned by them;

(f) (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board or (ii) seek, alone or in concert with others, the removal of any member of the Board;

(g) make any proposal for consideration by the Company’s stockholders at any annual or special meeting of stockholders of the Company; or

(h) make any request or submit any proposal to amend the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal;

; provided, that the provisions of this paragraph 5 shall terminate automatically upon the earliest to occur of (x) the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, (y) the commencement of any tender or exchange offer (by a person other than the Investors or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the

Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer or (z) the adoption by the Board of any amendment to the certificate of incorporation or bylaws of the Company that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with the Company’s 2015 Annual Meeting of Stockholders.

6.	Notwithstanding the foregoing, during the Restricted Period, the Investors and their respective Affiliates may communicate privately with the Company’s (i) directors, (ii) Chief Executive Officer, Chief Financial Officer, General Counsel or Investor Relations personnel or (iii) advisors at Goldman, Sachs & Co. or Wilson Sonsini Goodrich & Rosati, Professional Corporation, but only so long as such private communications are not intended to, and would not reasonably be expected to, require any public disclosure thereof.

7.	During the Restricted Period, the Company and the Investors shall each refrain from making, and shall cause their respective Affiliates and Associates and its and their respective principals, directors, stockholders, members, general partners, officers and employees not to make, any statement or announcement that both relates to and constitutes an ad hominem attack on, or that both relates to and otherwise disparages, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investors: the Company or any of its Affiliates or subsidiaries or any of its or their respective officers or directors or any person who has served as an officer or director of the Company or any of its Affiliates or subsidiaries, (b) in the case of statements or announcements by the Company: the Investors and the Investors’ advisors, their respective employees or any person who has served as an employee of the Investors and the Investors’ advisors. The foregoing shall not (i) prevent the Investors from engaging in any communications permitted by paragraph 6 or (ii) restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought. Notwithstanding the foregoing, nothing herein shall prevent the Investors from making public or private statements regarding the Company’s operations, performance or compliance with the plans set forth in the Company Press Release or regarding any Extraordinary Transaction announced by or in respect of the Company (other than by the Company or its Affiliates), in each case so long as such statements do not expressly target any individual.

8.	As used in this Agreement, the term (a) “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement; (c) “Associate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Associates of any Person subsequent to the date of this Agreement; (d) “Voting Securities” shall mean the shares of the Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed; (f) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; and (g) “Expiration Date” means the date that is the earliest of (i) the first anniversary of the date hereof, (ii) the date that is twenty (20) days prior to the last date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the next election of directors after the 2014 Annual Meeting, (iii) 2:30 p.m., Pacific time, on February 20, 2014 if the Company has not at that time issued the Company Press Release in accordance with paragraph 3, or (iv) such time as the Company issues a preliminary proxy statement, definitive proxy statement or other proxy materials in connection with the 2014 Annual Meeting that are inconsistent with the terms of this Agreement.

9.	Each of the Investors, severally and not jointly, represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms; (b) as of the date of this Agreement, they are the beneficial owners of an aggregate of 31,415,600 shares of Voting Securities; and (c) except as discussed by the parties, neither of the Investors nor any of their Affiliates is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities.

10.	The Company represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; and (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

11.	The Company and the Investors each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

12.	This Agreement constitutes the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings,

negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.	If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

14.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 16 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

15.	This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.

16.	All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Juniper Networks, Inc.

1194 North Mathilda Avenue

Sunnyvale, CA 94089

Attn:	Mitchell Gaynor, Executive Vice President and General Counsel
email:	mgaynor@juniper.net

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019

Attn:	Warren S. de Wied
email:	wdewied@wsgr.com

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attn:	Katharine A. Martin

Bradley L. Finkelstein

email:	kmartin@wsgr.com

bfinkelstein@wsgr.com

If to the Investors:

Elliott Associates, L.P.

Elliott International, L.P.

40 West 57th Street

New York, NY 10019

Attn:	Jesse Cohn
email:	jcohn@elliottmgmt.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:	Robert B. Schumer

Steven J. Williams

email:	rschumer@paulweiss.com

swilliams@paulweiss.com

At any time, any party may, by notice given in accordance with this paragraph to the other party, provided updated information for notices hereunder.

17.	Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

18.	This Agreement may be executed by the parties in separate counterparts (including by fax, .jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

JUNIPER NETWORKS, INC.

By:	/s/ Mitchell L. Gaynor
	Name:	Mitchell L. Gaynor
	Title:	Executive Vice President, General Counsel and Secretary

Accepted and agreed to as of the date first written above:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P.,
its General Partner

By:	Braxton Associates, Inc.,
its General Partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

[Signature Page to Letter Agreement]

Exhibit A

Company Press Release

Investor Relations

Kathleen Nemeth

Juniper Networks

(408) 936-5397

kbela@juniper.net

Media Relations

Michael Busselen

Juniper Networks

(408) 936-5542

mbusselen@juniper.net

Juniper Networks Announces Integrated Operating Plan

Strategic focus on highest growth opportunities in networking as customers migrate to High-IQ Networks and best-in-class cloud environments – where Juniper excels

An optimized One-Juniper structure – reinvigorating the heritage of a mission-driven culture

Enhanced operational efficiency expected to result in a 25% operating margin for 2015 –

an approximate 580 basis point improvement vs 2013

Aggressive capital return plan, returning a minimum of $3 billion of capital to shareholders over the next three years, including more than $2.0 billion in share repurchases through Q1 2015

Company to initiate $0.10 per share quarterly dividend to commence in Q3 2014, with the intention to grow it over time

Two new highly qualified independent directors to be nominated to Juniper’s board

SUNNYVALE, Calif., Feb. 20, 2014 – Juniper Networks (NYSE: JNPR) today announced its new, integrated operating plan (IOP) to refocus the Company on innovation that matters most to service providers and enterprises where demand for High-IQ Networks and best-in-class cloud environments are driving growth. As noted in the Company’s fourth quarter and fiscal year 2013 financial results call, Juniper has undertaken a comprehensive and ongoing review of the Company’s business and customer needs to provide a more focused R&D and go-to-market program, to drive efficiencies and a significantly increased operating margin profile, and to aggressively return capital to shareholders and create substantial shareholder value.

“The cornerstone of our IOP is the belief that our customers, which include some of the world’s largest service providers, financial services companies and government agencies, are increasingly building hyper-scale, resilient, secure, highly intelligent, open and virtualized networks,” stated Shaygan Kheradpir, chief executive officer of Juniper Networks. “As a pure-play, high-performance networking company with engineering and organic innovation at its core, I believe Juniper is uniquely positioned to help these customers address their rapidly evolving networking needs. Our new, sharpened focus will bring us closer to our customers as we innovate together to address the opportunities ahead, and will enable us to operate much more efficiently as One-Juniper.”

The IOP includes four key elements:

•	A strategy that capitalizes upon Juniper’s engineering expertise across routing, switching, security, control and network management – and that is most aligned to being a leading provider of secure High-IQ Networks and serving the needs of Cloud Builders. Juniper is a growth company with strong business momentum as demonstrated most recently in its Q4 2013 financial results where it reported record revenues and 11.6% year-over-year growth, representing its sixth consecutive quarter of year-over-year revenue growth. Kheradpir, who joined Juniper as CEO last month, has fully reviewed Juniper’s businesses and intends to focus on the fastest growing networking segments – where Juniper excels – driven by service provider, enterprise and government customers who are increasingly investing in High-IQ Networks and best-in-class cloud environments. The Company believes focusing on these markets represents the greatest opportunities for sustainable top-line growth and operating margin expansion over the long term.

•	An optimized One-Juniper structure: Juniper will create a more focused, connected, agile and execution-oriented company structure driven to deliver on its customers’ imperatives for High-IQ Networks and cloud environments. Having engaged in a comprehensive evaluation of our product portfolio, the Company will coalesce its engineering talent, go-to-market teams and R&D around the above strategy. This will also result in streamlining its operations and business portfolio. The optimized One-Juniper structure will focus on quality, depth and what matters to customers; will augment its approach with an outside-in customer imperative fused with inside-out innovation; will reinvigorate its heritage of mission-driven culture igniting the energy and talent of its high performance teams working at scale; and will execute with the discipline of a results-driven organization.

•	Enhanced efficiency and improved cost management: Juniper’s refocused strategy and optimized One-Juniper company structure will result in a substantial structural reduction to the cost base and a significantly increased operating margin profile through highly detailed and executable actions with directed accountability. The Company expects to exit the first quarter of 2015 with annualized operating expense savings of $160 million from the Q4 2013 level and achieve an operating margin of 25% for 2015 – an approximate 580 basis point improvement from 2013 – with operating expenses of 39% of revenue.

To ensure that costs are removed in an accountable and efficient manner, Juniper established a Cost

Control Committee led by Kheradpir and tasked with implementing efficiencies throughout the organization. Juniper has also retained McKinsey Technology Cost Structure Team, a nationally recognized cost consultant, who will work with the Cost Control Committee on the plan’s effective implementation. Finally, to demonstrate the Company’s accountability for achieving the IOP’s cost reduction objectives and 2015 operating margin goal, Juniper will provide updates on the Company’s progress on a quarterly basis.

•	Aggressive new capital allocation plan: Juniper also today committed to return a minimum of $3 billion to shareholders over the next three years through a combination of share repurchases and dividends. As part of this plan, the board of directors has authorized $2 billion in share repurchases to be executed through the end of the first quarter of 2015, including $1.2 billion through an accelerated share repurchase program to be entered into shortly. Juniper will also initiate a quarterly cash dividend of $0.10 per share of common stock beginning in the third quarter of 2014, with the expectation to increase the dividend over time. The expanded capital allocation plan will be funded by a combination of onshore cash and newly issued debt to preserve Juniper’s financial flexibility to invest in future growth opportunities and maintain the Company’s current investment grade credit rating. The Company intends to continue to review this capital return policy for additional capital return over time, subject to company financial performance, economic outlook and any other relevant considerations.

“I joined this phenomenal company as an agent of change to enable Juniper to realize its potential through a more focused, agile, connected, and execution-oriented structure optimized to capture the significant and growing opportunity we see before us,” added Kheradpir. “Our new integrated operating plan combines Juniper’s heritage of innovation with an outside-in customer imperative, ensuring that we are best positioned to meet customer demands for integrated and use-case driven technology solutions.

“The initiatives announced today are based on a comprehensive review of our business and customer needs, and we are confident that they will drive long-term, profitable growth by capturing greater share in the most meaningful market segments. In the near-term, we will align our cost structure around this new strategy and expect to deliver improved performance for our shareholders through operating margin expansion and a more aggressive capital return plan that preserves our ability to invest in innovation,” concluded Kheradpir.

Further, as part of its ongoing assessment of the composition of its board of directors, Juniper also announced today that the board will nominate for election at the 2014 Annual Meeting of Stockholders Kevin DeNuccio and Gary Daichendt as new independent directors. Daichendt previously served in several senior operating executive positions at Cisco, retiring from the Company in December 2000. He currently serves on the boards of NCR, Emulex and ShoreTel. DeNuccio has over 25 years of executive and public board experience, primarily in the networking industry. DeNuccio is the former president and CEO of Redback Networks.

In addition, having completed the transition with Kheradpir, Kevin Johnson will retire from the Juniper Board at the end of February 2014.

“On behalf of the entire board, and everyone at Juniper, I would like to thank Kevin for his numerous contributions to the Company,” said Scott Kriens, Chairman of the Board of Juniper Networks. “I have known both Gary Daichendt and Kevin DeNuccio since the early days of Juniper. Both of these future directors have deep experience and great instincts in building and operating successful network technology companies, and we look forward to them bringing more of the same to the future of Juniper.”

In developing the IOP, Juniper considered the views of its stakeholders, and engaged in constructive discussions with shareholders including Elliott Management. Juniper has reached an agreement with Elliott whereby Elliott has agreed among various customary terms, to support the Company’s changes announced today and to vote in favor of Juniper’s nominees at its 2014 Annual Meeting of Stockholders.

“Today’s announcement is an incredibly positive development for Juniper and its shareholders,” stated Jesse Cohn, portfolio manager at Elliott Management. “Shaygan and his team have developed a thoughtful and highly value-accretive plan to invest for growth, significantly streamline and target the operations, and meaningfully return capital to shareholders. Further, Shaygan and the Board, which will be adding two leading operations-focused executives, have impressed us with a focused commitment to accountability and execution of the plan. Elliott is highly optimistic about the Company’s future and looks forward to supporting Juniper in its continued focus on creating shareholder value.”

For additional details and updates, including today’s investor presentation, please go to http://investor.juniper.net/investor-relations/default.aspx.

The Company will post certain additional information regarding matters discussed in this press release on its website at http://investor.juniper.net/investor-relations/default.aspx.

Conference Call Details

Juniper will host a conference call today, Thursday, February 20, 2014, at 2:00 pm (Pacific Standard Time) to discuss today’s announcement. The conference call will be broadcast live over the Internet at http://investor.juniper.net/investor-relations/default.aspx.

To participate via telephone in the US, the toll free dial-in number is 877-407-8033. Outside the US, dial +1-201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

Additional Resources:

•	Juniper.Net Community: www.juniper.net/community

•	Juniper on Twitter: https://twitter.com/Junipernetworks

•	Juniper on Facebook: http://www.facebook.com/JuniperNetworks

About Juniper Networks

Juniper Networks (NYSE: JNPR) delivers innovation across routing, switching and security. From the network core down to consumer devices, Juniper Networks’ innovations in software, silicon and systems transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks’ (i) new integrated operating plan and the effects thereof, including changes to Juniper Networks’ strategic focus and management structure, market opportunities, margin expansion, top-line growth, operating expense reductions and decreases in R&D investment as a percentage of revenue, (ii) cash dividends and increases in the amount of dividends over time, (iii) business outlook, (iv) economic and market outlook, (v) future financial and operating results, and (vi) overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers and major customers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation settlements and resolutions; the potential impact of activities related to the execution of the Juniper Networks integrated operating plan; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission and other reports Juniper Networks files with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release, except as required by applicable law.

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